Exhibit 1.1

4,166,667 Shares

LANTRONIX, INC.

Common Stock

UNDERWRITING AGREEMENT

May 29, 2026

Needham & Company, LLC

250 Park Avenue

New York, New York 10177

Canaccord Genuity LLC

1 Post Office Square

30th Floor

Boston, Massachusetts 02109

Ladies and Gentlemen:

Lantronix, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 4,166,667 shares (the “Firm Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), to you and to the several other Underwriters named in Schedule I hereto (each an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”). The Company has also agreed to grant to you and the other Underwriters an option (the “Option”) to purchase up to an additional 625,000 shares of Common Stock, on the terms and for the purposes set forth in Section 1(b) (the “Option Shares”). The Firm Shares and the Option Shares are referred to collectively herein as the “Shares.”

The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Underwriting Agreement (the “Agreement”), the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price of $6.84 per share (the “Purchase Price”) the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I.

(b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase the Option Shares at the Purchase Price. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement upon written or electronic notice (an “Option Shares Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, at least one and no more than five business days before the date specified for closing in the Option Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On an Option Closing Date, the Company will sell to the Underwriters, the number of Option Shares set forth in the applicable Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as it deems advisable to avoid fractional shares.

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2. Delivery and Payment.

Delivery of the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price for the Firm Shares by wire transfer payable in same-day funds to the accounts specified by the Company at the office of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York, at 10:00 a.m., New York City time, on the first (or, if the purchase price set forth in Section 1 hereof is determined after 4:30 p.m., New York City time, the second) business day after the date of this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the applicable Option Shares Notice.

The Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least one business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company, and shall be delivered by or on behalf of the Company as instructed by the Representatives through the facilities of The Depository Trust Company (“DTC”). The Company agrees to make certificates, if any, representing the Shares or evidence of their issuance available for inspection at least 24 hours prior to the Closing Date or the applicable Option Closing Date, as the case may be. If the Representatives so elect, delivery of the Shares may be made by credit through full FAST transfer to the accounts at DTC designated by the Representatives.

The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or covenant specifies a different time:

(a) The Company meets the requirements for the use of Form S-3, a registration statement (Registration No. 333-284749) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act (collectively referred to as the “Rules and Regulations”), has been filed with the Commission, and has been declared effective by the Commission, and the offering of the Shares complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the offering thereof will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including Rule 430B thereof), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations (“Rule 462(b)”), is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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(b) No order preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b)) or any post-effective amendment thereto has been issued, and to the Company’s knowledge no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, or the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the applicable Option Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with the applicable provisions of the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission under the Exchange Act (collectively referred to as the “Exchange Act Rules and Regulations”), will contain all statements required to be stated therein in accordance with the Act, the Rules and Regulations, the Exchange Act, and the Exchange Act Rules and Regulations.

As of the applicable effective date as to each part of the Registration Statement, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including any preliminary prospectus or the Prospectus Supplement, is filed with the Commission, the date of first use of any preliminary prospectus or the Prospectus Supplement, and at the Closing Date and, if later, the applicable Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the Pricing Prospectus (as defined below) and the documents and information listed in Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:15 a.m. (Eastern time) on May 29, 2026 or such other time as agreed by the Company and the Representatives.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.

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Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the issuer notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented to correct such untrue statement or omission.

The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the Prospectus Supplement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, specifically for inclusion therein, which the Company acknowledges is limited to information regarding the Underwriters set forth in the fifth and ninth through fifteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus.

(c) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (ii) as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Rules and Regulations (“Rule 405”)), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d) The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus and the Prospectus or from which information is so incorporated by reference, or when they were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(e) The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Subsidiaries”), (ii) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act, (iii) those subsidiaries formed since the last day of the most recently ended fiscal year, and (iv) as disclosed in the Registration Statement and the Prospectus. To the Company’s knowledge, the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. To the Company’s knowledge, the Company and each of its Subsidiaries has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation or such other entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so licensed or qualified or be in good standing would not materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective assets, businesses, operations, earnings, properties, prospects, conditions (financial or other), stockholders’ equity or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”). Except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary. None of the Company or any Subsidiary is a party to any agreement, letter of intent or other understanding regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificate of incorporation and of the by-laws or equivalent organizational documents of the Company have been made available to the Representatives, or are available through EDGAR, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the applicable Option Closing Date.

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(f) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Shares have been duly authorized and when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company in the Registration Statement, the Pricing Prospectus and the Prospectus is complete and represents an accurate summary in all material respects. Except as set forth in the Pricing Prospectus and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company.

(g) The financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise disclosed in the Pricing Prospectus or the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Rules and Regulations, the Exchange Act, or the Exchange Act Rules and Regulations to be included in the Registration Statement, the Pricing Prospectus or the Prospectus. Baker Tilly US, LLP (the “Accountants”), who have reported on such financial statements and schedules, are (i) independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”) and (ii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked. The summary and selected consolidated financial and statistical data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined in the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus and prior to or on the Closing Date and, if later, the applicable Option Closing Date, except as set forth in or contemplated by the Registration Statement, the Pricing Prospectus or the Prospectus, (i) there has not been any Material Adverse Effect or any material change in the capitalization of the Company (other than in connection with shares of Common Stock sold under the Company’s at-the-market program, the exercise or settlement of equity awards or options to purchase the Common Stock granted pursuant to the Company’s equity incentive and/or stock option plans from the shares reserved therefor as described in the Registration Statement and the Prospectus, the exercise or redemption of warrants described in the Registration Statement and the Prospectus, and the grant of equity awards or stock options in the ordinary course of business and consistent with the past practice of the Company), (ii) the Company and its Subsidiaries (taken as a whole) have not incurred, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material liabilities or obligations, direct or contingent, (iii) the Company and its Subsidiaries (taken as a whole) have not entered into, except in the ordinary course of business as described in the Pricing Prospectus and the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iv) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(i) The Company is not, and will not become as a result of the transactions contemplated hereby, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(j) Except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of its or their respective officers in their capacities as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an adverse ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

(k) The Company and its Subsidiaries are not, and at the Closing Date, and, if later, the applicable Option Closing Date, will not be, in default, under any contract or other instrument to which any of them are parties or by which their respective properties are bound or affected, which default would reasonably be expected to have a Material Adverse Effect (taking into account the Company and its Subsidiaries as a whole). To the knowledge of the Company, no other party under any contract or other instrument to which it or any of its Subsidiaries is a party is in default in any respect thereunder, which default could reasonably be expected to have a Material Adverse Effect (taking into account the Company and its Subsidiaries as a whole). The Company is not, and at the Closing Date and, if later, the applicable Option Closing Date, will not be, in violation of any provision of its certificate of incorporation or by-laws or similar organizational documents.

(l) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except (i) such as have been obtained under the Act or the Rules and Regulations, (ii) such as may be required by the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”), (iii) such as may be required under state securities or Blue Sky laws, (iv) such as may be required by the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares and (v) such as have been obtained prior to the date of this Agreement.

(m) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate of incorporation or by-laws or other organizational documents of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of its or their properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries, except with respect to clauses (ii) and (iii) above for such lien, charge, encumbrance, breach, violation, conflict, default, termination or acceleration which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(n) The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them, and good and valid title to all personal property and assets described in the Pricing Prospectus and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Pricing Prospectus and the Prospectus. (ii) are not material to the business of the Company or its Subsidiaries (taken as a whole), or (iii) would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company and its Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Pricing Prospectus and the Prospectus as leased by them. The Company and its Subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.

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(o) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46, as codified in Accounting Standards Codification Topic 810) of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party that are expressly referenced in the Prospectus have been duly authorized, executed and delivered by the Company or such Subsidiary and constitute valid and binding agreements of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with the terms thereof, subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the applicable Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus listed in Schedule II hereto, and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that would reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

(r) The Common Stock is registered under Section 12(b) of the Exchange Act and is currently listed on Nasdaq under the trading symbol “LTRX”.

(s) Except as disclosed in or specifically contemplated by the Pricing Prospectus and the Prospectus (i) to the Company’s knowledge, each of the Company and each of its Subsidiaries owns or has adequate rights to use all material trademarks, trade names, domain names, patents, patent rights, mask works, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property and registrations and applications for registration for any of the foregoing (collectively, “Intellectual Property”), in each case, to the extent material to the Company’s business as described in the Pricing Prospectus and the Prospectus, and, to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Subsidiaries of Intellectual Property rights of others, where such infringement could reasonably be expected to have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with, rights of the Company or any of its Subsidiaries with respect to, any Intellectual Property where such infringement, misappropriation or violation could reasonably be expected to have a Material Adverse Effect, (iv) there is no claim pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, any employee of the Company or any of its Subsidiaries, regarding Intellectual Property infringement or alleging other infringement of Intellectual Property that could reasonably be expected to have a Material Adverse Effect, and (v) the Company and its Subsidiaries have not received any written notice alleging infringement with respect to any patent or any written notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in Intellectual Property developed for the Company by their employees and contractors (including, but not limited to, assignments of such Intellectual Property) from such employees and contractors, and to protect the confidentiality of all of their confidential information and trade secrets and that of third parties in their possession to the extent contractually required to do so.

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(t) The Company is not aware of any technology employed by the Company or any of its Subsidiaries which has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries, or any of the Company’s directors, executive officers or employees, or otherwise in violation of the rights of any persons, except for such violations as would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”) except as would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as described in the Pricing Prospectus and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect.

(u) The Company and each of its Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due, in each case, except to the extent such failure to file or failure to pay would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, would reasonably be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

(v) The Company or its Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Pricing Prospectus and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge threatened, that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company and its Subsidiaries (taken as a whole) is conducting its business in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

(w) The Company and each of its Subsidiaries maintains or is covered by insurance of the types and in the amounts as the Company reasonably believes are adequate for a business of its size and scope, all of which insurance is in full force and effect.

(x) Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, executive officer or employee of the Company or any Subsidiary has, directly or indirectly, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment from corporate funds to any foreign or domestic government official or employee or foreign or domestic political party or campaign, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

(y) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents in all material respects the information called and is prepared in a manner consistent with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or significant deficiency in its internal control over financial reporting. Except as set forth in the Registration Statement or the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(z) The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer; and such disclosure controls and procedures are effective at the reasonable assurance level.

(aa) There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors, or, to the knowledge of the Company, any 5% or greater securityholders, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

(bb) Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(cc) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(dd) The Company and its Subsidiaries are not, and to the knowledge of the Company, no director, executive officer or employee of the Company or any Subsidiary is an individual or entity that is (i) currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria). For the past two years, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such Sanctions. (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering and sale of the Shares contemplated herein, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person (A) to fund or facilitate any activities or business of or with any government, individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted for a person required to comply with Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any government, individual or entity (including any government, individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ee) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ff) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries is in compliance with all applicable rules, laws and regulations relating to pollution, the protection of health or the environment, and the use, transportation, treatment, storage and disposal of, or exposure to, hazardous or toxic substances or wastes, (collectively, “Environmental Laws”), and (ii) none of the Company nor any of its Subsidiaries has received any written notice from any governmental authority or third party, or otherwise has knowledge, of an asserted claim under Environmental Laws.

(gg) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources the Company reasonably and in good faith believes are reliable and accurate, and such data is consistent with the sources from which they are derived.

(hh) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(ii) No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent or threatened.

(jj) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as provided by applicable law or as described in or contemplated by the Pricing Prospectus and the Prospectus.

(kk) The Company and its Subsidiaries have operated its business in compliance with all privacy and data protection laws and regulations applicable to the Company’s and its Subsidiaries’ collection, handling, and storage of its customers’ data, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect. The Company has policies and procedures designed to provide reasonable assurance regarding the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings.

4. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will not, either prior to the Applicable Time or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) (the “Prospectus Delivery Period”), file any amendment or supplement to the Registration Statement, the Base Prospectus or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

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(b) During the Prospectus Delivery Period, the Company will notify the Representatives promptly, and will confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case prior to the later of the applicable Option Closing Date and the completion of the distribution of the Shares, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement prior to the later of the applicable Option Closing Date and the completion of the distribution of the Shares or preventing or suspending the use of the Base Prospectus or any preliminary prospectus in connection with the distribution of the Shares, or preventing or suspending the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus to the extent such communication related to the use of such documents in connection with the distribution of the Shares. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement prior to the later of the applicable Option Closing Date and the completion of the distribution of the Shares or preventing or suspending the use of the Base Prospectus or any preliminary prospectus in connection with the distribution of the Shares or the use of the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus, the Company will use commercially reasonable efforts to obtain the withdrawal of such order as soon as reasonably practicable. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and notify the Representatives promptly of all such filings required in connection with the distribution of the Shares. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c) During the Prospectus Delivery Period, the Company will furnish to the Representatives, without charge, an electronic copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Underwriters to the extent such document is available on EDGAR.

(d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

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(e) During the Prospectus Delivery Period, the Company will deliver to each of the Underwriters, without charge, as many written and electronic copies of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Issuer Free Writing Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, without obtaining the consent of the Representatives (which consent shall not be unreasonably withheld). If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if requested by the Representatives, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions where such registration or qualification is required by law; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or assume any ongoing reporting obligations to any governmental or other authorities in any jurisdiction.

(g) The Company will, so long as required under the Rules and Regulations, make available to its stockholders (including through the Commission’s EDGAR system or any successor system) after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated Subsidiaries, if any, certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries, if any, for such quarter in reasonable detail, in each case within the time periods required therefor under the Exchange Act and the Rules and Regulations.

(h) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

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(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay (or reimburse if paid by the Underwriters) all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement, the Prospectus, and any Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (iv) the listing of the Shares on Nasdaq, (v) any filings required to be made in connection with clearance of the offering of the Shares with FINRA (including the reasonable and documented fees, disbursements and other charges of counsel for the Underwriters in connection therewith), (vi) the registration or qualification of the Shares for offer and sale under the state or foreign securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f) and the preparation, printing and distribution of any Blue Sky memoranda (including the reasonable and documented fees, disbursements and other charges of counsel to the Underwriters in connection therewith), (vii) fees, disbursements and other charges of counsel to the Company and of the Accountants, (viii) the transfer agent for the Shares, (ix) “road show” presentations to prospective purchasers of the Shares (including any travel expenses of the Company’s officers, directors and employees in connection with attending or hosting meetings), and (x) all other costs and expenses of the Underwriters incident to the performance of their obligations hereunder not otherwise specifically provided for herein, including the fees, disbursements and other charges of counsel to the Underwriters; provided, however, that in no event shall the Company be required to pay or reimburse the Underwriters for any costs or expenses in an amount in excess of $100,000 in the aggregate (including, without limitation, any amounts to be paid or reimbursed pursuant to clauses (v) (other than the filing fee), (vi) and (x) hereof).

(j) The Company will not at any time, directly or indirectly, take any action designed or that could reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(k) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in a manner reasonably consistent with the disclosure set forth in the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(l) During the period beginning from the date hereof and continuing to and including the date that is 45 days after the date of the Prospectus, without the prior written consent of the Representatives, the Company will not (i) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than pursuant to employee stock option plans disclosed in the Prospectus or pursuant to the conversion of convertible securities or the exercise of warrants in each case outstanding on the date of this Agreement), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of options or warrants, the settlement of restricted stock units, or the conversion of other securities outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any equity awards granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any equity awards granted as inducement grants in compliance with Nasdaq listing standards and (E) issuances of up to 1,000,000 shares of Common Stock, or any securities convertible, exercisable or exchangeable for Common Stock, by the Company in connection with the acquisition of any corporation or other entity, or with the acquisition or license of any assets, technologies or Intellectual Property of any corporation or other entity.

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(m) During the period of 45 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement relating to any securities of the Company without the prior written consent of the Representatives. The foregoing sentence shall not apply to the filing or effectiveness of any registration statement on Form S-8 filed by the Company that relates to the registration of (1) equity awards granted (or to be granted) pursuant to employee benefit plans of the Company (including amendments thereto) approved by the Board of Directors of the Company (or any committee thereof), or (2) equity awards granted as inducement grants in compliance with Nasdaq listing standards.

(n) The Company will cause each of its executive officers, directors and certain stockholders as agreed by the Representatives and the Company to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares on substantially the terms set forth in Schedule III hereto.

5. Further Agreements

(a) The Company represents and agrees that, without the prior written consent of the Representatives, and each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations. Any such free writing prospectus, the use of which has been consented to by the Company and the Representatives, is listed in Schedule II and herein called a “Permitted Free Writing Prospectus.”

(b) The Company agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, record keeping and legending.

6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

(a) All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Base Prospectus, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement, the Prospectus or the Pricing Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the applicable Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

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(c) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries (taken as a whole), whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Pricing Prospectus, and (ii) the Company and its Subsidiaries (taken as a whole) shall have sustained any material loss or interference with their respective businesses or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Pricing Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(d) Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Effect or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(e) Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty) at the Closing Date and, with respect to the Option Shares, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) The Representatives shall have received an opinion and negative assurance letter, dated the Closing Date or the applicable Option Closing Date, as the case may be, from O’Melveny & Myers LLP counsel to the Company, in form and substance previously agreed to between O’Melveny & Myers LLP and DLA Piper LLP (US), counsel to the Underwriters.

(g) The Representatives shall have received an opinion and negative assurance letter, dated the Closing Date or the applicable Option Closing Date, as the case may be, from DLA Piper LLP (US), counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion and negative assurance letter shall be satisfactory in all respects to the Representatives.

(h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are (i) independent accountants with respect to the Company and its Subsidiaries as required by the Act and the Exchange Act and the Rules and Regulations and (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package. At the Closing Date or the applicable Option Closing Date, as the case may be, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or the applicable Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date or the applicable Option Closing Date, as the case may be.

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(i) At the Closing Date or the applicable Option Closing Date, as the case may be, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement, the Prospectus and the General Disclosure Package (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Pricing Prospectus and the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date or the applicable Option Closing Date, as the case may be, since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any other representation and warranty).

(iii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been satisfied or fulfilled in all material respects.

(j) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 4(n).

(k) The Shares shall be qualified for sale in such jurisdictions where such qualification is required by law and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the applicable Option Closing Date, as the case may be.

(l) Prior to the Closing Date, the Company shall have filed an application to list the Shares on Nasdaq.

(m) The Company shall have furnished to the Representatives such certificates (including a Secretary’s Certificate and any good standing certificates), in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date or the applicable Option Closing Date, as the case may be, of any statement in the Registration Statement, the Prospectus or the General Disclosure Package, as to the accuracy at the Closing Date or the applicable Option Closing Date, as the case may be, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

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7. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter, the partners, members, directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of any Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in the fifth and ninth through fifteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives, on behalf of such Underwriter, expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. The Company acknowledges that the statements set forth in the fifth and ninth through fifteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus, the Base Prospectus, Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

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(c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

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(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), and (b) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

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8. [Reserved]

9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the applicable Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representatives, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by Nasdaq, (ii) trading in securities generally on Nasdaq or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchanges, by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either federal or New York State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis within the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 4(i) and 7 hereof; but, if for any other reason the purchase of the Shares by the Underwriters is not consummated or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Shares subject to the limitation on the payment or reimbursement of fees and costs set forth in Section 4(i).

10. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Shares that it or they have agreed to purchase hereunder, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares that it or they agreed to purchase hereunder and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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11. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement (including the determination of the terms of the offering of the Shares) is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company and has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 48 Discovery, Suite 250, Irvine, California 92618, Attention: Brent Stringham and Dennis Gallagher, telephone: 949-453-3990, email: [***] and [***], with a copy (which shall not constitute notice) to O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660, Attention: Andy Terner, telephone: [***], email: [***], or (b) if to the Underwriters at the offices of Needham & Company, LLC, 250 Park Avenue, New York, New York 10177, Attention: Corporate Finance Department, facsimile: Matthew Castrovince, email: [***], and to the offices of Canaccord Genuity LLC, 1 Post Office Square, 30th Floor, Boston, Massachusetts 02109, Attention: Equity Capital Markets, email: [***], with a copy (which shall not constitute notice) to DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, Attention: Thomas Levato, email: [***]. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telephone, but if so made shall be subsequently confirmed in writing.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

As used in this Agreement, “business day” means any day on which Nasdaq is open for trading, “knowledge” means the actual knowledge of the directors and executive officers of the Company after reasonable inquiry.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each of the Company and each Underwriter hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

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13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

LANTRONIX, INC.

By:	/s/ Brent Stringham
Name:	Brent Stringham
Title:	Chief Financial Officer

Confirmed as of the date first

above mentioned:

Needham & Company, LLC

By:	/s/ Matthew Castrovince____
Name:	Matthew Castrovince
Title:	Managing Director

Canaccord Genuity LLC

By:	/s/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Managing Director

Acting on behalf of themselves and as the Representatives
of the other several Underwriters named in Schedule I hereto.

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SCHEDULE I

UNDERWRITERS

Underwriters	Number of Shares to be Purchased
Needham & Company, LLC	2,166,667
Canaccord Genuity LLC	2,000,000
Total	4,166,667

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SCHEDULE II

Issuer General Use Free Writing Prospectuses:

None

Permitted Free Writing Prospectuses:

None

Additional Documents Incorporated by Reference:

None

Other Information Included in the General Disclosure Package:

1.	Number of Firm Shares to be Issued by the Company: 4,166,667

2.	Public Offering Price: $7.20 per share

3.	Net Proceeds to the Company for Firm Shares, before expenses: $28.5 million

4.	Number of Option Shares: 625,000

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SCHEDULE III

FORM OF LOCK-UP AGREEMENT

Needham & Company, LLC

250 Park Avenue

New York, New York 10177

Canaccord Genuity LLC

1 Post Office Square

30th Floor

Boston, Massachusetts 02109

Ladies and Gentlemen:

The undersigned is a holder of securities of Lantronix, Inc., a Delaware corporation (the “Company”), and wishes to facilitate the public offering of shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriters named above (the “Offering”). The undersigned recognizes that the Offering will be of benefit to the undersigned.

In consideration of the foregoing, and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is forty-five (45) days after the date of the final Prospectus Supplement relating to the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written approval of Needham & Company, LLC and Canaccord Genuity LLC (together, the “Representatives”), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing restrictions shall not apply to (and the prior written approval of the Representatives shall not be required to consummate): (a) sales of shares of the Common Stock to the Underwriters pursuant to the Underwriting Agreement; (b) issuances of shares of Common Stock made solely in connection with exercises (including net or cashless exercises) of outstanding stock options or warrants of the Company (including under the Company's employee stock purchase plan), provided that any shares of Common Stock received upon such exercise will be subject to the trading restrictions discussed above; (c) surrenders or forfeitures of shares of Common Stock to cover tax withholding obligations upon the exercise or vesting of Company stock options or restricted stock units; (d) transfers of Lock-Up Securities to immediate family members, family partnerships or family trusts, for the direct benefit of the undersigned or the immediate family of the undersigned; (e) transfers of Lock-Up Securities to the legal representatives or a member of the immediate family of the undersigned by will or intestate succession; (f) if the undersigned is an entity, transfers or distributions of the Lock-Up Securities to the undersigned’s affiliates, including its limited partners, members, trust beneficiaries or stockholders, or transfers or distributions of the Lock-Up Securities to any investment fund or other entity controlled or managed by, directly or indirectly, or under common control or management with, the undersigned; or (g) a transfer of Lock-Up Securities as a bona fide gift or gifts; provided that, in the case of any transfers or distributions pursuant to clauses (d) through (g) above, (i) each transferee, distributee or donee agrees to be bound in writing by the terms of a lock-up agreement on terms substantially similar to this Agreement for the remainder of the Lock-Up Period prior to or concurrent with such transfer or distribution, and (ii) any filing by any party (whether donor, donee, transferor, transferee, distributor or distributee) under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clauses (d) through (g) above, as applicable. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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The foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that is designed to comply with Rule 10b5-1 under the Exchange Act or from amending an existing Plan so long as there are no sales of Lock-Up Securities under any such Plan during the Lock-Up Period; provided that, prior to the expiration of the Lock-Up Period, no sales of the Lock-Up Securities shall be made pursuant to such a Plan.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, or (iii) the Offering is not completed by June 30, 2026.

The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in entering into the Underwriting Agreement and proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned set forth in this Agreement are irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities held by the undersigned except in compliance with this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

_________________________________
(Signature)

_________________________________
(Printed Name)

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